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                                                                   Exhibit 9(b)


                                BROWN & WOOD LLP


                             ONE WORLD TRADE CENTER
                          NEW YORK, NEW YORK 10048-0557

                             TELEPHONE: 212-839-5300
                             FACSIMILE: 212-839-5599





                                                                  April 27, 1999


Merrill Lynch Pacific Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey

Ladies and Gentlemen:


We consent to the incorporation by reference in this filing with Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (File No. 2-56978 and 811-2661) of our opinion filed as Exhibit 10 to Post-Effective Amendment No. 7 to the Registration Statement on Form N-1 and to the use of our name in the prospectus and statement of additional information constituting parts thereof.



                                            Very truly yours,

                                            /s/ Brown & Wood LLP